NEWS RELEASE

For Immediate Release
July 22, 2026

For Further Information Contact:
David L. Bumgarner, Senior Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.8 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $33.3 million and diluted earnings of $2.35 per share for the quarter ended June 30, 2026. For the quarter ended June 30, 2026, the Company achieved a return on assets of 1.98% and a return on tangible equity of 20.7%.

Net Interest Income

The Company’s net interest income increased approximately $1.2 million, or 1.9%, from $59.6 million during the first quarter of 2026 to $60.8 million during the second quarter of 2026. The Company’s tax equivalent net interest income increased approximately $1.1 million, or 1.9%, from $59.9 million for the first quarter of 2026 to $61.0 million for the second quarter of 2026. This increase was primarily due to an increase in the yield on loans (2 basis points) and an increase in the average balances of deposits in depository institutions ($78.1 million) which increased net interest income by $0.9 million and $0.7 million, respectively. These increases were partially offset by an increase in the average balances of interest-bearing liabilities ($53.7 million) which decreased net interest income by $0.3 million. The Company’s reported net interest margin remained at 3.97% for both the first quarter of 2026 and for the second quarter of 2026.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.27%, or $12.2 million, at March 31, 2026 to 0.24%, or $10.6 million, at June 30, 2026. Total past due loans increased modestly from $8.5 million, or 0.19% of total loans outstanding, at March 31, 2026, to $8.6 million, or 0.19% of total loans outstanding, at June 30, 2026.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company recorded a provision for credit losses of $0.4 million in the second quarter of 2026, compared to a recovery of credit losses of $1.9 million for the comparable period in 2025, and a provision for credit losses of $0.6 million for the first quarter of 2026. The provision for credit losses in the second quarter of 2026 was primarily related to the downgrade of a commercial real estate loan and a marginal increase in the historical loss rate for commercial and industrial loans during the quarter ended June 30, 2026, which were partially offset by net recoveries of $0.2 million during the quarter ended June 30, 2026.

Non-interest Income

Non-interest income increased $1.2 million from $19.5 million in the second quarter of 2025 to $20.8 million in the second quarter of 2026. During the second quarter of 2026, the Company reported $0.1 million of unrealized fair value gains on the Company’s equity securities as compared to $0.2 million of realized investment gains and $0.3 million of unrealized fair value losses on the Company’s equity securities during the second quarter of 2025.

Exclusive of these items, non-interest income increased $1.1 million, or 5.4%, from $19.6 million for the second quarter of 2025 to $20.7 million for the second quarter of 2026. This increase was due to an increase of $0.4 million, or 14.4%, in wealth and investment management fee income, an increase of $0.4 million, or 5.2%, in service charges, and a $0.3 million, or 4.4%, increase in bankcard revenue.

Non-interest Expenses

Non-interest expenses increased $0.6 million, or 1.5%, from $39.2 million in the second quarter of 2025 to $39.8 million in the second quarter of 2026. This increase was largely due to an increase in salaries and employee benefit expenses ($0.5 million) and equipment and software related expenses ($0.2 million).

Balance Sheet Trends

Loans increased $10.2 million (0.2%) from March 31, 2026 to $4.50 billion at June 30, 2026. Commercial and industrial loans increased $12.5 million (2.8%) and home equity loans increased $6.3 million (2.8%) during the quarter ended June 30, 2026. These increases were partially offset by decreases in residential real estate loans of $6.9 million and consumer loans of $3.1 million.

Period-end deposit balances declined $3.5 million from March 31, 2026, to June 30, 2026. Total average depository balances increased $59.5 million (1.1%) from the quarter ended March 31, 2026 to the quarter ended June 30, 2026 to $5.33 billion. Average noninterest-bearing demand balances increased $30.3 million and average balances of savings deposits balances increased $28.9 million.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2026 was 19.4%, compared to 19.2% for the year ended December 31, 2025, and 18.9% for the quarter ended June 30, 2025.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 84.3% and the loan to asset ratio was 66.5% at June 30, 2026. The Company maintained investment securities totaling 22.2% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and savings accounts, which fund 59.5% of assets at June 30, 2026. Time deposits funded 19.3% of assets at June 30, 2026, with only 14.9% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of June 30, 2026, City National had the capacity to borrow an additional $1.8 billion from these existing borrowing facilities. In addition, approximately $715 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $791 million of City National’s investment securities unpledged at June 30, 2026.

The Company continues to be strongly capitalized with tangible equity of $652 million at June 30, 2026. The Company’s tangible equity ratio remained at 9.9% at both December 31, 2025 and June 30, 2026. At June 30, 2026, City National’s Leverage Ratio was 9.7%, its Common Equity Tier I ratio was 15.0%, its Tier I Capital ratio was 15.0%, and its Total Risk-Based Capital ratio was 15.5%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On May 27, 2026, the Board of Directors of the Company approved a quarterly cash dividend of $0.87 per share, payable July 31, 2026, to shareholders of record as of July 15, 2026. During the quarter ended June 30, 2026, the Company repurchased 59,156 common shares at a weighted average price of $122.46 per share as part of a one million share repurchase plan authorized by the Board of Directors in March 2026. As of June 30, 2026, the Company could repurchase approximately 926,000 shares under the current plan, which was approved by the Board of Directors on March 25, 2026 and authorizes the Company to buy back up to 1,000,000 shares of its common stock (approximately 7% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders (the "2026 Program").

City National operates 95 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions or financial technology companies; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2026 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2026 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025

Earnings
Net Interest Income (fully taxable equivalent)	$61,034	$59,890	$60,825	$61,294	$59,116	$120,924	$115,121
Net Income available to common shareholders	33,298	31,735	31,568	35,188	33,387	65,033	63,729

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.35	$2.20	$2.18	$2.41	$2.29	$4.55	$4.35
Diluted	2.35	2.20	2.18	2.41	2.29	4.55	4.35
Weighted average number of shares (in thousands):
Basic	14,046	14,270	14,359	14,457	14,466	14,151	14,541
Diluted	14,062	14,274	14,366	14,463	14,471	14,169	14,551
Period-end number of shares (in thousands)	14,052	14,111	14,354	14,495	14,495	14,052	14,495
Cash dividends declared	$0.87	$0.87	$0.87	$0.87	$0.79	$1.74	$1.58
Book value per share (period-end)	57.57	56.29	56.41	55.12	52.72	57.57	52.72
Tangible book value per share (period-end)	46.40	45.14	45.41	44.19	41.76	46.40	41.76
Market data:
High closing price	$134.02	$127.84	$126.71	$133.58	$123.42	$134.02	$123.42
Low closing price	120.48	116.62	117.04	118.89	108.93	116.62	108.93
Period-end closing price	132.64	119.52	119.20	123.87	122.42	132.64	122.42
Average daily volume (in thousands)	116	111	90	112	76	113	69
Treasury share activity:
Treasury shares repurchased (in thousands)	59	262	141	—	175	321	255
Average treasury share repurchase price	$122.46	$117.79	$119.12	$—	$111.09	$118.65	$113.09

Key Ratios (percent)
Return on average assets	1.98%	1.92%	1.86%	2.11%	2.03%	1.95%	1.96%
Return on average tangible equity	20.7%	19.3%	19.2%	22.5%	22.7%	20.0%	21.7%
Yield on interest earning assets	5.24%	5.24%	5.29%	5.43%	5.38%	5.24%	5.36%
Cost of interest bearing liabilities	1.75%	1.76%	1.87%	1.91%	1.95%	1.76%	1.99%

Net Interest Margin	3.97%	3.97%	3.94%	4.04%	3.95%	3.97%	3.90%
Non-interest income as a percent of total revenue	25.4%	24.8%	24.9%	24.7%	24.7%	25.3%	25.1%
Efficiency Ratio	48.1%	48.9%	48.2%	46.0%	49.0%	48.6%	49.4%
Price/Earnings Ratio (a)	14.11	13.56	13.68	12.84	13.38	14.56	14.09

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.87%	12.32%	12.04%	11.81%	11.37%
Tangible equity to tangible assets	9.85%	9.65%	9.93%	9.84%	9.40%
Consolidated City Holding Company risk based capital ratios (b):
CET I	17.06%	16.87%	16.94%	17.19%	16.78%
Tier I	17.06%	16.87%	16.94%	17.19%	16.78%
Total	17.53%	17.33%	17.40%	17.66%	17.26%
Leverage	10.97%	10.86%	10.96%	11.06%	10.70%
City National Bank risk based capital ratios (b):
CET I	15.01%	14.35%	13.42%	15.83%	15.10%
Tier I	15.01%	14.35%	13.42%	15.83%	15.10%
Total	15.48%	14.81%	13.88%	16.30%	15.58%
Leverage	9.65%	9.23%	8.68%	10.18%	9.63%

Other (period-end)
Branches	95	96	96	96	96
FTE	924	928	934	934	934

Assets per FTE (in thousands)	$7,333	$7,284	$7,201	$7,138	$7,064
Deposits per FTE (in thousands)	5,781	5,757	5,679	5,629	5,619

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) June 30, 2026 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025
Interest Income
Interest and fees on loans	$64,584	$63,671	$64,376	$64,606	$62,588	$128,255	$123,505
Interest on investment securities:
Taxable	12,920	13,129	14,657	15,947	15,347	26,049	29,292
Tax-exempt	1,031	1,027	1,014	708	712	2,057	1,436
Interest on deposits in depository institutions	1,676	942	1,400	829	1,644	2,618	3,446
Total Interest Income	80,211	78,769	81,447	82,090	80,291	158,979	157,679

Interest Expense
Interest on deposits	14,924	14,756	15,811	16,201	16,492	29,680	33,345
Interest on customer repurchase agreements	2,959	2,844	3,493	3,196	3,307	5,803	6,476
Interest on FHLB advances	1,569	1,552	1,586	1,586	1,568	3,120	3,120
Total Interest Expense	19,452	19,152	20,890	20,983	21,367	38,603	42,941
Net Interest Income	60,759	59,617	60,557	61,107	58,924	120,376	114,738
Provision for (recovery of) credit losses	436	613	1,117	(528)	(1,909)	1,049	(1,787)
Net Interest Income After (Recovery of) Provision for Credit Losses	60,323	59,004	59,440	61,635	60,833	119,327	116,525

Non-Interest Income
Net gains on sale of investment securities	—	—	—	37	150	—	150
Unrealized gains (losses) recognized on securities still held	58	7	(416)	96	(263)	65	(268)
Service charges	7,947	7,761	8,057	8,221	7,551	15,708	15,063
Bankcard revenue	7,548	6,889	7,291	7,324	7,233	14,437	14,040
Wealth and investment management fee income	3,451	3,317	3,352	3,075	3,016	6,768	5,918
Bank owned life insurance	886	979	864	919	942	1,865	2,095
Other income	874	1,047	834	851	894	1,921	1,623
Total Non-Interest Income	20,764	20,000	19,982	20,523	19,523	40,764	38,621

Non-Interest Expense
Salaries and employee benefits	20,455	20,183	20,198	19,779	19,995	40,638	39,189
Occupancy related expense	2,428	2,632	2,316	2,340	2,316	5,060	4,898
Equipment and software related expense	3,746	3,665	3,812	3,618	3,554	7,411	7,024
Bankcard expenses	2,147	2,118	2,376	2,191	2,203	4,266	4,418
Other tax-related matters	2,438	2,681	2,312	2,104	2,327	5,119	4,589
Advertising	1,016	884	577	668	964	1,900	1,837
FDIC insurance expense	772	805	756	761	756	1,577	1,532
Legal and professional fees	612	553	552	549	651	1,165	1,233
Other expenses	6,153	6,221	6,982	6,302	6,429	12,373	12,348

Total Non-Interest Expense	39,767	39,742	39,881	38,312	39,195	79,509	77,068
Income Before Income Taxes	41,320	39,262	39,541	43,846	41,161	80,582	78,078
Income tax expense	8,022	7,527	7,973	8,658	7,774	15,549	14,349
Net Income Available to Common Shareholders	$33,298	$31,735	$31,568	$35,188	$33,387	$65,033	$63,729

Distributed earnings allocated to common shareholders	$12,125	$12,166	$12,372	$12,495	$11,346	$24,251	$22,691
Undistributed earnings allocated to common shareholders	20,931	19,284	18,903	22,370	21,735	40,255	40,497
Net earnings allocated to common shareholders	$33,056	$31,450	$31,275	$34,865	$33,081	$64,506	$63,188

Average common shares outstanding	14,046	14,270	14,359	14,457	14,466	14,151	14,541
Shares for diluted earnings per share	14,062	14,274	14,366	14,463	14,471	14,169	14,551

Basic earnings per common share	$2.35	$2.20	$2.18	$2.41	$2.29	$4.55	$4.35
Diluted earnings per common share	$2.35	$2.20	$2.18	$2.41	$2.29	$4.55	$4.35

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Assets
Cash and due from banks	$141,519	$135,816	$152,111	$129,665	$145,876
Interest-bearing deposits in depository institutions	125,683	163,201	39,808	95,929	26,248
Cash and cash equivalents	267,202	299,017	191,919	225,594	172,124

Investment securities available-for-sale, at fair value	1,476,725	1,441,098	1,503,358	1,510,772	1,562,423
Other securities	29,755	29,462	29,474	29,878	29,768
Total investment securities	1,506,480	1,470,560	1,532,832	1,540,650	1,592,191

Gross loans	4,501,774	4,491,592	4,503,331	4,408,230	4,333,372
Allowance for credit losses	(19,839)	(19,195)	(19,329)	(19,057)	(19,101)
Net loans	4,481,935	4,472,397	4,484,002	4,389,173	4,314,271

Bank owned life insurance	125,860	124,976	124,370	123,506	122,587
Premises and equipment, net	67,190	68,740	69,133	69,539	69,038
Accrued interest receivable	21,300	21,645	20,718	21,890	21,654
Deferred tax assets, net	31,603	31,652	30,005	32,159	33,994
Goodwill and other intangible assets, net	156,895	157,383	157,871	158,414	158,957
Other assets	115,530	113,899	111,168	106,707	113,321
Total Assets	$6,773,995	$6,760,269	$6,722,018	$6,667,632	$6,598,137

Liabilities
Deposits:
Noninterest-bearing	$1,421,693	$1,410,861	$1,413,621	$1,377,313	$1,383,247
Interest-bearing:
Demand deposits	1,321,556	1,345,723	1,339,435	1,338,872	1,333,858
Savings deposits	1,288,260	1,276,884	1,244,571	1,238,832	1,244,179
Time deposits	1,308,641	1,310,136	1,303,361	1,302,575	1,287,536
Total deposits	5,340,150	5,343,604	5,300,988	5,257,592	5,248,820

Customer repurchase agreements	377,551	374,825	367,674	369,012	339,834
FHLB advances	150,000	150,000	150,000	150,000	150,000
Other liabilities	97,345	97,450	93,676	92,085	95,268
Total Liabilities	$5,965,046	$5,965,879	$5,912,338	$5,868,689	$5,833,922

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	174,805	173,130	174,598	173,733	172,853
Retained earnings	975,454	954,407	935,046	915,971	893,422
Treasury stock	(306,813)	(299,503)	(270,967)	(254,153)	(254,181)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(81,241)	(80,388)	(75,741)	(82,785)	(94,056)
Underfunded pension liability	(875)	(875)	(875)	(1,442)	(1,442)
Total Accumulated Other Comprehensive Loss	(82,116)	(81,263)	(76,616)	(84,227)	(95,498)
Total Stockholders' Equity	808,949	794,390	809,680	798,943	764,215
Total Liabilities and Stockholders' Equity	$6,773,995	$6,760,269	$6,722,018	$6,667,632	$6,598,137

Regulatory Capital
Total CET 1 capital	$736,703	$720,535	$730,453	$726,739	$702,729
Total tier 1 capital	736,703	720,535	730,453	726,739	702,729
Total risk-based capital	757,074	740,252	750,319	746,422	722,477
Total risk-weighted assets	4,318,183	4,270,400	4,312,112	4,226,712	4,186,844

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

Commercial and industrial	$454,122	$441,617	$453,975	$426,654	$409,317

1-4 Family	223,301	221,165	210,232	204,280	199,400
Hotels	396,079	395,857	398,608	397,338	380,496
Multi-family	231,946	227,687	237,424	233,678	221,970
Non Residential Non-Owner Occupied	765,358	772,778	767,580	728,625	740,104
Non Residential Owner Occupied	253,471	251,382	253,398	239,058	236,935
Commercial real estate (1)	1,870,155	1,868,869	1,867,242	1,802,979	1,778,905

Residential real estate (2)	1,906,534	1,913,389	1,910,060	1,909,791	1,884,449
Home equity	231,057	224,723	224,701	218,750	207,906
Consumer	39,906	42,994	47,353	50,056	52,795
Gross Loans	$4,501,774	$4,491,592	$4,503,331	$4,408,230	$4,333,372

Construction loans included in:
(1) - Commercial real estate loans	$43,363	$39,519	$35,781	$31,892	$28,781
(2) - Residential real estate loans	11,144	9,612	9,907	6,785	6,416

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025
Allowance for Loan Losses
Balance at beginning of period	$19,195	$19,329	$19,057	$19,101	$20,956	$19,329	$21,133

Charge-offs:
Commercial and industrial	(115)	(4)	—	(7)	—	(119)	(30)
Commercial real estate	(1)	(856)	(27)	(2)	—	(857)	(220)
Residential real estate	(147)	(134)	(181)	(160)	(49)	(281)	(49)
Home equity	(46)	(62)	(102)	(55)	(97)	(108)	(98)
Consumer	(97)	(71)	(36)	(9)	(36)	(168)	(165)
Total charge-offs	(406)	(1,127)	(346)	(233)	(182)	(1,533)	(562)

Recoveries:
Commercial and industrial	70	5	(347)	400	15	75	52
Commercial real estate	443	235	(144)	202	51	678	81
Residential real estate	9	30	(29)	35	49	39	50
Home equity	72	90	17	64	96	162	100
Consumer	20	20	4	16	25	40	34
Total recoveries	614	380	(499)	717	236	994	317
Net recoveries (charge-offs)	208	(747)	(845)	484	54	(539)	(245)
Provision for (recovery of) credit losses	436	613	1,117	(528)	(1,909)	1,049	(1,787)
Balance at end of period	$19,839	$19,195	$19,329	$19,057	$19,101	$19,839	$19,101

Loans outstanding	$4,501,774	$4,491,592	$4,503,331	$4,408,230	$4,333,372
Allowance as a percent of loans outstanding	0.44%	0.43%	0.43%	0.43%	0.44%
Allowance as a percent of non-performing loans	196.4%	167.1%	138.9%	138.2%	135.8%

Average loans outstanding	$4,497,044	$4,491,591	$4,431,079	$4,373,773	$4,305,865	$4,494,331	$4,297,023
Net (recoveries) charge-offs (annualized) as a percent of average loans outstanding	(0.02)%	0.07%	0.08%	(0.04)%	(0.01)%	0.02%	0.01%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Nonaccrual Loans
Residential real estate	$3,186	$4,274	$4,497	$2,624	$3,602
Home equity	132	313	308	498	283
Commercial and industrial	377	431	557	555	600
Commercial real estate	6,322	6,403	8,448	9,169	9,515
Consumer	—	2	—	—	—
Total nonaccrual loans	10,017	11,423	13,810	12,846	14,000
Accruing loans past due 90 days or more	82	64	109	946	63
Total non-performing loans	10,099	11,487	13,919	13,792	14,063
Other real estate owned	495	693	482	485	185
Total Non-Performing Assets	$10,594	$12,180	$14,401	$14,277	$14,248

Non-performing assets as a percent of loans and other real estate owned	0.24%	0.27%	0.32%	0.32%	0.33%

Past Due Loans
Residential real estate	$7,282	$6,440	$6,461	$5,635	$6,497
Home equity	711	840	772	651	788
Commercial and industrial	—	273	279	140	—
Commercial real estate	532	670	291	1,314	202
Consumer	119	267	308	221	163
Total Past Due Loans	$8,644	$8,490	$8,111	$7,961	$7,650

Total past due loans as a percent of loans outstanding	0.19%	0.19%	0.18%	0.18%	0.18%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,138,621	$28,665	5.38%	$2,136	$28,309	5.38%	$2,068	$27,015	5.24%
Commercial, financial, and agriculture (2)	2,316,904	35,138	6.08%	2,310,646	34,557	6.07%	2,184,357	34,640	6.36%
Installment loans to individuals (2), (3)	41,519	781	7.54%	45,062	805	7.24%	53,426	935	7.02%
Total loans	4,497,044	64,584	5.76%	4,491,591	63,671	5.75%	4,305,865	62,590	5.83%
Securities:
Taxable	1,325,318	12,920	3.91%	1,357,848	13,129	3.92%	1,416,770	15,347	4.34%
Tax-exempt (4)	157,007	1,305	3.33%	159,841	1,300	3.30%	128,165	902	2.82%
Total securities	1,482,325	14,225	3.85%	1,517,689	14,429	3.86%	1,544,935	16,249	4.22%
Deposits in depository institutions	181,432	1,676	3.71%	103,353	942	3.70%	147,662	1,644	4.47%
Total interest-earning assets	6,160,801	80,485	5.24%	6,112,633	79,042	5.24%	5,998,462	80,483	5.38%
Cash and due from banks	105,656			96,384			94,199
Premises and equipment, net	68,421			68,933			69,523
Goodwill and intangible assets	157,083			157,616			159,164
Other assets	289,904			283,283			295,632
Less: Allowance for credit losses	(19,797)			(19,750)			(21,459)
Total Assets	$6,762,068			$6,699,099			$6,595,521

Liabilities:
Interest-bearing demand deposits	$1,324,095	$2,784	0.84%	$1,326.489	$2,774	0.85%	$1,343.532	$3,332	0.99%
Savings deposits	1,282,409	2,456	0.77%	1,253,525	2,342	0.76%	1,247,766	2,302	0.74%
Time deposits (2)	1,309,954	9,683	2.96%	1,307,231	9,640	2.99%	1,283,806	10,858	3.39%
Customer repurchase agreements	392,974	2,959	3.02%	368,483	2,844	3.13%	359,626	3,307	3.69%
FHLB advances	150,000	1,569	4.20%	150,000	1,552	4.20%	150,000	1,568	4.19%
Total interest-bearing liabilities	4,459,432	19,451	1.75%	4,405,728	19,152	1.76%	4,384,730	21,367	1.95%
Noninterest-bearing demand deposits	1,410,471			1,380,136			1,363,481
Other liabilities	89,801			87,987			97,481
Stockholders' equity	802,364			825,248			749,830
Total Liabilities and Stockholders' Equity	$6,762,068			$6,699,099			$6,595,522
Net Interest Income		$61,034			$59,890			$59,116
Net Yield on Earning Assets			3.97%			3.97%			3.95%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:
Loan fees, net		$(106)			$53			$6

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$46	$65	$57
Commercial, financial, and agriculture	529	440	$676
Installment loans to individuals	1	3	$—
Time deposits	2	2	$3
Total	$578	$510	$736

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended
	June 30, 2026			June 30, 2025
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,136,121	$56,974	5.38%	$2,051,918	$53,137	5.22%
Commercial, financial, and agriculture (2)	2,314,988	69,695	6.07%	2,189,980	68,516	6.31%
Installment loans to individuals (2), (3)	43,222	1,586	7.40%	55,125	1,853	6.78%
Total loans	4,494,331	128,255	5.75%	4,297,023	123,506	5.80%
Securities:
Taxable	1,341,493	26,049	3.92%	1,367,994	29,292	4.32%
Tax-exempt (4)	158,416	2,605	3.31%	131,348	1,817	2.79%
Total securities	1,499,909	28,653	3.85%	1,499,342	31,109	4.18%
Deposits in depository institutions	142,608	2,618	3.70%	155,820	3,446	4.46%
Total interest-earning assets	6,136,848	159,527	5.24%	5,952,185	158,061	5.36%
Cash and due from banks	101,046			96,508
Premises and equipment, net	68,676			69,907
Goodwill and intangible assets	157,348			159,438
Other assets	286,606			299,017
Less: Allowance for loan losses	(19,767)			(21,500)
Total Assets	$6,730,757			$6,555,555

Liabilities:
Interest-bearing demand deposits	$1,325,285	$5,558	0.85%	$1,339,633	$6,629	1.00%
Savings deposits	1,268,047	4,798	0.76%	1,242,470	4,573	0.74%
Time deposits (2)	1,308,600	19,324	2.98%	1,274,536	22,142	3.50%
Customer repurchase agreements	380,796	5,803	3.07%	346,666	6,476	3.77%
FHLB advances	150,000	3,120	4.19%	150,000	3,120	4.19%
Total interest-bearing liabilities	4,432,728	38,603	1.76%	4,353,305	42,940	1.99%
Noninterest-bearing demand deposits	1,395,387			1,349,998
Other liabilities	88,899			100,872
Stockholders' equity	813,743			751,380
Total Liabilities and Stockholders' Equity	$6,730,757			$6,555,555
Net Interest Income		$120,924			$115,121
Net Yield on Earning Assets			3.97%			3.90%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:

Loan fees, net		$(53)			$207

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$111	$79
Commercial, financial, and agriculture	969	1,206
Installment loans to individuals	4	4
Time deposits	4	10
	$1,088	$1,299

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025	2025	2026	2025
Net Interest Income/Margin
Net interest income ("GAAP")	$60,759	$59,617	$60,557	$61,107	$58,924	$120,376	$114,738
Taxable equivalent adjustment	275	273	268	187	192	548	382
Net interest income, fully taxable equivalent	$61,034	$59,890	$60,825	$61,294	$59,116	$120,924	$115,120

Tangible Equity Ratio (period-end)
Equity to assets ("GAAP")	11.94%	11.75%	12.04%	11.98%	11.58%
Effect of goodwill and other intangibles, net	(2.09)	(2.1)	(2.11)	(2.14)	(2.18)
Tangible common equity to tangible assets	9.85%	9.65%	9.93%	9.84%	9.40%

Commercial Loan Information (period-end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$41,928	0.94%	3.60	NA
Natural Gas Distribution	17,753	0.40	3.08	NA
Masonry Contractors	16,365	0.37	1.04	100%
Sheet Metal Work Manufacturing	26,507	0.59	1.40	68%
Beer & Ale Merchant Wholesalers	24,653	0.55	1.59	NA
Gasoline Stations with Convenience Stores	47,505	1.06	2.02	65%
Lessors of Residential Buildings & Dwellings	510,911	11.40	1.56	66%
1-4 Family	195,204	4.36	1.82	63%
Multi-Family	205,114	4.58	1.76	68%
Lessors of Nonresidential Buildings	607,556	13.56	1.33	65%
Office Buildings	159,241	3.55	1.65	62%
Lessors of Mini-Warehouses & Self-Storage Units	55,190	1.23	1.44	64%
Assisted Living Facilities	24,998	0.56	1.58	41%
Hotels & Motels	396,475	8.85	1.75	58%

	Average Balance	Median Balance
Commercial Loans	$508	$107
Commercial Real Estate Loans	576	136

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2026	16,175	2,081	0.8%
2025	31,427	3,548	1.3%
2024	32,238	4,497	1.8%
2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%

* - amounts exclude accounts added in connection with the acquisition of Citizens Commerce Bancshares, Inc. (2023).